Exhibit 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 1, 2016, by and between NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 2014, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.     Section 1.1 is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 1.1.     LINE OF CREDIT.

(a)     Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including January 31, 2019, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of February 1, 2016, as modified from time to time ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

(b)     Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above."

2.     Section 4.9 (b) is hereby deleted in its entirety, and the following substituted therefor:

"(b)     Current Ratio not less than 1.75 to 1.0 at each fiscal quarter end, with "Current Ratio" defined as total current assets divided by total current liabilities."

3.     Sections 5.2, 5.3, and 5.4 are hereby deleted in their entirety, and the following substituted therefor:

"SECTION 5.2. INTENTIONALLY OMITTED.

SECTION 5.3. INTENTIONALLY OMITTED.

SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, (c) liabilities resulting from investment in fixed assets and (d) liabilities obtained for NAI Europe not to exceed an aggregate of $1,000,000.00."

4.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
NATURAL ALTERNATIVES		NATIONAL ASSOCIATION
INTERNATIONAL, INC.
		By:	/s/ Alyssa Pearson
By:	/s/ Kenneth E. Wolf		ALYSSA PEARSON,
	KENNETH E. WOLF, PRESIDENT		SENIOR VICE PRESIDENT

By:	/s/ Michael Fortin
MICHAEL FORTIN,
CHIEF FINANCIAL OFFICER